EXHIBIT 99.3

MICROTUNE, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by Microtune, Inc. (“Microtune”) to reflect its completed acquisition of Auvitek International Ltd. (“Auvitek”) on July 31, 2009, as described in Item 2.01 of the Current Report on Form 8-K filed on August 5, 2009.

The unaudited pro forma condensed consolidated statements of operations are based on the assumptions and adjustments which give effect to events that are: (i) directly attributable to the acquisition transaction; (ii) expected to have a continuing impact; and (iii) factually supportable, as described in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is based on our historical balance sheet as of that date, and gives effect to the acquisition transaction as if it had occurred on June 30, 2009. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively, are based on the historical condensed consolidated statements of operations of Microtune and Auvitek and give effect to the acquisition transaction as if it had occurred on January 1, 2008, the first day of fiscal 2008. Management believes that the assumptions used and the adjustments made are reasonable given the information available.

We have not completed the final, detailed valuation analyses necessary to arrive at the final estimates of the fair market value of the assets acquired and the liabilities assumed in connection with the acquisition of Auvitek. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed consolidated financial statements is based upon our estimates at the date of preparation of these pro forma financial statements. This preliminary allocation of purchase price is based on available public information and is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such pro forma condensed consolidated financial statements. We expect the final allocation of purchase price to be completed in conjunction with the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be obtained in the future. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 20, 2009, Quarterly Report on Form 10-Q filed with the SEC on July 23, 2009 and recent Current Reports on Form 8-K .

EXHIBIT 99.3

MICROTUNE, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2009

(In thousands)

	Microtune, Inc.	Auvitek International, Ltd.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$40,175	$297	$(7,027	) (A)	$33,445
Short-term investments	49,758	—	—		49,758
Accounts receivable, net	7,959	127	—		8,086
Inventories, net	6,575	139	—		6,714
Other current assets	3,773	460	598	(B)	4,831

Total current assets	108,240	1,023	(6,429)		102,834

Property and equipment, net	4,481	414	165	(C)	5,060
Intangible assets	—	—	2,890	(D)	2,890
Goodwill	—	—	5,688	(E)	5,688
Other assets and deferred charges	1,368	18	—		1,386

Total assets	$114,089	$1,455	$2,314		$117,858

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,738	$396	$(109	) (F)	$4,025
Accrued compensation	2,178	197	—		2,375
Accrued expenses	3,604	604	(177	) (G)	4,031
Income taxes payable	—	654	93	(H)	747
Deferred revenue	123	33	(33	) (I)	123
Series C convertible promissory notes payable,			—		—
net of discount	—	8,234	(8,234	) (J)	—

Total current liabilities	9,643	10,118	(8,460)		11,301
Non-current liabilities	208	38	13	(K)	259
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value	—	—	—		—
Common stock, par value	52	—	1	(L)	53
Additional paid-in capital	462,740	18,744	(16,685	) (M)	464,799
Accumulated other comprehensive loss	(988)	—	—		(988)
Accumulated deficit	(357,566)	(27,445)	27,445	(N)	(357,566)

Total stockholders’ equity	104,238	(8,701)	10,761		106,298

Total liabilities and stockholders’ equity	$114,089	$1,455	$2,314		$117,858

See accompanying notes.

EXHIBIT 99.3

MICROTUNE, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2009

(In thousands, except per share data)

	Microtune, Inc.	Auvitek International, Ltd.	Pro Forma Adjustments		Pro Forma Combined
Net revenue	$35,467	$764	$—		$36,231
Cost of revenue	18,572	401	108	(O)	19,081

Gross margin	16,895	363	(108)		17,150
Operating expenses:
Research and development	13,713	1,901	61	(P)	15,675
Selling, general and administrative	11,436	1,674	(125	) (Q)	12,985

Total operating expenses	25,149	3,575	(64)		28,660

Loss from operations	(8,254)	(3,212)	(44)		(11,510)
Other income (expense):
Interest income (expense)	779	(2,061)	2,062	(R)	780
Foreign currency gains (losses), net	(138)	(7)	—		(145)
Other, net	47	—	—		47

Income (loss) before income taxes	(7,566)	(5,280)	2,018		(10,828)
Income tax expense (benefit)	131	60	(54	) (S)	137

Net income (loss)	$(7,697)	$(5,340)	$2,072		$(10,965)

Net loss per common share:
Basic	$(0.15)				$(0.21)

Diluted	$(0.15)				$(0.21)

Weighted-average common shares outstanding:
Basic	52,170				53,170

Diluted	52,170				53,170

See accompanying notes.

EXHIBIT 99.3

MICROTUNE, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008

(In thousands, except per share data)

	Microtune, Inc.	Auvitek International, Ltd.	Pro Forma Adjustments		Pro Forma Combined
Net revenue	$108,020	$4,073	$—		$112,093
Cost of revenue	54,691	2,538	216	(T)	57,445

Gross margin	53,329	1,535	(216)		54,648
Operating expenses:
Research and development	25,896	3,090	704	(U)	29,690
Selling, general and administrative	21,809	3,199	490	(V)	25,498

Total operating expenses	47,705	6,289	1,194		55,188

Income (loss) from operations	5,624	(4,754)	(1,410)		(540)
Other income (expense):
Interest income (expense)	1,705	(1,906)	1,923	(W)	1,722
Foreign currency gains (losses), net	(324)	(14)	—		(338)
Other, net	6	—	—		6

Income (loss) before income taxes	7,011	(6,674)	513		850
Income tax expense (benefit)	636	119	(132	) (X)	623

Net income (loss)	$6,375	$(6,793)	$645		$227

Net income per common share:
Basic	$0.12				$—

Diluted	$0.12				$—

Weighted-average common shares outstanding:
Basic	53,062				54,062

Diluted	54,439				55,439

See accompanying notes

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Microtune, Inc. (‘Microtune”) and Auvitek International, Ltd. (“Auvitek”) after giving effect to the cash paid and the common stock issued by Microtune to consummate the acquisition of Auvitek, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is based on the historical balance sheets of Microtune and Auvitek as of that date, and gives effect to the acquisition transaction as if it had occurred on June 30, 2009. The pro forma condensed consolidated balance sheet combines the historical balances of Microtune and Auvitek as of June 30, 2009, plus pro forma adjustments. The pro forma adjustments give effect to events that are directly attributable to the acquisition and factually supportable regardless of whether they have continuing impact or are nonrecurring.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 are based on the historical condensed consolidated statements of operations of Microtune and Auvitek and give effect to the acquisition transaction as if it had occurred on January 1, 2008, the first day of fiscal 2008. The pro forma condensed consolidated statements of operations combine the historical results of Microtune for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively, including pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for using the acquisition method of accounting for business combinations in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 141(R) and represents a pro forma presentation based upon available information of the combining companies’ financial position and results of operations during the periods presented. As of the date of this document, we had not completed the final, detailed valuation studies necessary to arrive at the required estimates of the fair value of the assets acquired and liabilities assumed of Auvitek and the related allocations of the purchase price. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed consolidated financial statements is based upon our estimates at the date of preparation of these pro forma financial statements, and is subject to change as we finalize our valuation studies.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements and accompanying notes of Auvitek (contained elsewhere in this Form 8-K/A) and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 20, 2009, Quarterly Report on Form 10-Q filed with the SEC on July 23, 2009 and recent Current Reports on Form 8-K. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the date indicated or of the results that may be obtained in the future.

2. Purchase Price and Preliminary Purchase Price Allocation

The total purchase price paid as consideration for Auvitek was approximately $9,087,000, which included cash and shares of Microtune’s common stock, as indicated in the initial Current Report on Form 8-K filed on August 5, 2009. The following presents the consideration paid by Microtune (in thousands):

Cash consideration paid	$7,027
Stock consideration based on issuance of 1,000,000 shares of Microtune common stock at a price of $2.06 per share	2,060

Total purchase price	$9,087

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS – (Continued)

In addition to the above consideration, an earn-out payment was agreed upon with the sellers to be determined based upon the achievement of certain performance metrics during the period July 1, 2009 through June 30, 2010.

The purchase price was allocated to tangible and identifiable intangible assets acquired and liabilities assumed, based on our preliminary estimates of fair value as of the acquisition date of July 31, 2009. The excess of the purchase price over the net tangible and identifiable intangible assets is recorded as goodwill. Based upon a preliminary valuation and assuming the acquisition transaction had occurred on June 30, 2009, the preliminary purchase price for these transactions would be allocated as set forth in the following table (in thousands):

Current assets	$974
Non-current assets	597
Indemnification asset	647
Intangible assets	2,890
Goodwill	5,688

Total assets acquired	10,796
Current liabilities assumed	(1,658)
Non-current liabilities assumed	(51)

Total liabilities assumed acquired	(1,709)

Net assets acquired	$9,087

Cash and Other Net Tangible Assets and Liabilities

Cash and other net tangible assets, excluding property and equipment, were recorded at their respective carrying amounts and, for the purpose of these unaudited pro forma condensed consolidated financial statements only, the carrying value of these assets and liabilities have been assumed to approximate their fair values and should be treated as preliminary values. Property and equipment were recorded at its estimated replacement cost, which approximates fair value.

Deferred Revenue

For the purpose of these unaudited pro forma condensed consolidated statements only, we assumed that no deferred revenue of Auvitek has been assumed by Microtune due to the fact that all products for which revenue was deferred were delivered prior to the closing of the transaction. Based on this assumption, we eliminated the carrying value of deferred revenue of Auvitek.

Goodwill

Goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired. Acquired workforce, which is an intangible asset not subject to amortization, was assigned an insignificant value and is included in goodwill. Of the total purchase price, an escrow fund of $100,000 was established for working capital adjustments with unreleased funds to be distributed ninety-five days after the acquisition date of July 31, 2009.

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS – (Continued)

Indemnification Asset

The indemnification asset represents the seller’s obligation to indemnify Microtune for the outcome of potential contingent liabilities relating for uncertain tax positions. An escrow fund of $1,000,000 was established for indemnification obligations, subject to a minimum threshold of $100,000 and a deductible of $100,000 on tax matters, as defined, with unreleased funds to be distributed 24 months after the acquisition date of July 31, 2009. An additional escrow fund of $100,000 was established for working capital adjustments, excluding contingent tax liabilities, as defined, with unreleased funds to be distributed 95 days after the acquisition date of July 31, 2009.

In-Process Research and Development

In-process research and development costs are capitalized costs for products that have not reached technological feasibility and are included in intangible assets acquired. These costs are not subject to amortization until the underlying research and development projects are completed.

Identifiable Intangible Assets Subject To Amortization

Identifiable intangible assets acquired that are subject to amortization include developed technology, which is comprised of products that have reached technological feasibility. Fair values assigned to customer relationships, which represent the value of underlying relationships and agreements with customers, and trade names, which represent the value of marketing-related acquired assets, are insignificant and not included in the preliminary purchase price allocation.

The following presents the estimated useful lives of identifiable intangible assets of Auvitek for the purposes of these pro forma financial statements:

Years
Developed technology	6.3
Goodwill (including acquired workforce)	Indefinite

The intangible assets subject to amortization are being amortized on a straight line basis.

Deferred Tax Balances

As of June 30, 2009 Auvitek had deferred tax assets relating primarily to temporary book-tax basis differences for accruals and reserves of approximately $49,000. For the purposes of these unaudited pro forma condensed consolidated financial statements, the deferred tax assets have been fully reserved. The final valuation of the deferred tax assets is not expected to have a material impact on the preliminary purchase price allocation.

Contingent Consideration

We determined the earn-out payment that is based upon the achievement of certain performance metrics during the period July 1, 2009 through June 30, 2010 is not probable. As such, the fair value of the earn-out payment is insignificant and not included in the preliminary purchase price allocation.

3. Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2009:

(A).	Represents the total cash consideration paid by Microtune in the acquisition of Auvitek.

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS – (Continued)

(B).	To record an indemnification asset for contingent liabilities for uncertain tax positions, net of the $100,000 escrow deductible discussed above, and a valuation allowance against deferred taxes (in thousands):

Indemnification asset	$647

Valuation allowance against deferred taxes	(49)

$598

(C).	To adjust property and equipment to the preliminary estimate of its fair value.

(D).	To record the preliminary valuation of identifiable intangible assets (in thousands):

In-process research and development	$1,560

Developed technology	1,330

$2,890

(E).	To record the preliminary valuation of goodwill.

(F).	To adjust accounts payable for unpaid professional service fees of Auvitek related to the acquisition as these amounts remained as obligations of the sellers.

(G).	To record the elimination of interest due on Series C convertible promissory notes payable as these amounts remained as obligations of the sellers.

(H).	To record liabilities for uncertain tax positions in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. Prior to the acquisition, Auvitek had not yet adopted the provisions of FIN 48.

(I).	To record the elimination of deferred revenue.

(J).	To record the elimination of Series C convertible promissory notes payable as these amounts remained as obligations of the sellers.

(K).	To adjust non-current liabilities related to an unfavorable lease to the preliminary estimate of its fair value.

(L).	To record the issuance of 1,000,000 shares of Microtune’s common stock, $0.001 par value per share as part of the acquisition consideration.

(M).	To record the additional paid-in capital (“APIC”) related to the issuance of Microtune’s common stock as part of the acquisition consideration and to eliminate the historical APIC of Auvitek (in thousands):

To record the APIC related to the issuance of 1,000,000 shares of Microtune’s common stock as part of the acquisition consideration	$2,059

To eliminate the historical APIC of Auvitek	(18,744)

$(16,685)

(N).	To record the elimination of the historical accumulated deficit of Auvitek.

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS – (Continued)

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2009:

(O).	To record the effects on cost of revenue resulting from the amortization of the preliminary valuation of the developed technology intangible asset.

(P).	To record the effects on research and development expense resulting from stock-based compensation expense on restricted stock units awarded to certain Auvitek employees as a condition of the acquisition agreement and an increase in depreciation expense resulting from the preliminary valuation adjustment to fixed assets (in thousands):

Stock compensation expense	$50

Depreciation expense	11

$61

(Q).	To record the effects on selling, general and administrative expense resulting from nonrecurring professional service fees of Microtune and Auvitek related to the acquisition, stock-based compensation expense on restricted stock units awarded to certain Auvitek employees as a condition of the acquisition agreement and an increase in depreciation expense resulting from the preliminary valuation adjustment to fixed assets (in thousands):

Microtune’s professional service fees related to the acquisition	$(109)

Auvitek’s professional service fees related to the acquisition	(51)

Stock compensation expense	27

Depreciation expense	8

$(125)

(R).	To eliminate interest expense as a result of the elimination of the Series C convertible promissory notes payable.

(S).	To record the change in indemnification asset for contingent liabilities for uncertain tax positions and assumed valuation allowance against deferred tax assets

Change in indemnification asset	$(60)

Change in valuation allowance against deferred taxes	6

$(54)

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008:

(T).	To record the effects on cost of revenue resulting from the amortization of the preliminary valuation of developed technology intangible asset.

EXHIBIT 99.3

MICROTUNE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS – (Continued)

(U).	To record the effects on research and development expense resulting from compensation expense on cash retention payments and stock-based compensation expense on restricted stock units awarded to certain Auvitek employees as a condition of the acquisition agreement and an increase in depreciation expense resulting from the preliminary valuation adjustment to fixed assets (in thousands):

Compensation expense	$580

Stock compensation expense	102

Depreciation expense	22

$704

(V).	To record the effects on selling, general and administrative expense resulting from compensation expense on cash retention payments and stock-based compensation expense on restricted stock units awarded to certain Auvitek employees as a condition of the acquisition agreement and an increase in depreciation expense resulting from the preliminary valuation adjustment to fixed assets (in thousands):

Compensation expense	$420

Stock compensation expense	55

Depreciation expense	15

$490

(W).	To eliminate interest expense as a result of the elimination of the Series C convertible promissory notes payable.

(X).	To record the change in indemnification asset for contingent liabilities for uncertain tax positions and assumed valuation allowance against deferred tax assets (in thousands):

Change in indemnification asset	$(119)

Change in valuation allowance against deferred taxes	(13)

$(132)